CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 17, 2023, relating to our audits of the December 31, 2022 and 2021 financial statements, which appears in KonaTel, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Haynie & Company

Haynie & Company

Salt Lake City, Utah

December 8, 2023